Exhibit 10.72
REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of May 29, 2012, and is by and among Thomas Properties Group, Inc., a Delaware corporation (the “Company”), and MIRELF IV TPGI, LLC, a Delaware limited liability company, MIRELF IV TPGI II, LLC, a Delaware limited liability company (each, an “Investor” and together, the “Investors”).
WHEREAS:
A.    In connection with the Common Stock Purchase Agreement by and among the parties hereto of even date herewith (the “Common Stock Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Common Stock Purchase Agreement, to issue and sell on the date hereof to the Investors 8,695,653 shares of the Company’s common stock, $0.01 par value (the “Common Stock”).
B.    To induce the Investors to execute and deliver the Common Stock Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act (as defined herein).
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:
1.Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Common Stock Purchase Agreement The following terms have the following meanings when used in this Agreement with initial capital letters:
“Current Shares” means 1,757,224 shares of Common Stock beneficially owned collectively by MIRELF IV US Investments AIV, LP and MIRELF IV US Investments II AIV, LP on the date hereof, including any securities into which such securities may be hereafter converted or exchanged, and owned by the Holders from time to time.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Effective Date” means the date the Registration Statement has been declared effective by the SEC.
“Effectiveness Deadline” means the earlier of (i) the date that is 24 months after the Closing Date and (ii) the date that is 105 calendar days following the date the provisions of Section 2.6(a) of the Stockholders Agreement cease to apply pursuant to the provisions of Section 2.6(b).

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits the continuous or delayed offering of securities and incorporation of substantial information by reference to other documents filed by the Company with the SEC.
“Holder” shall mean (1) the Investors and any Affiliate of an Investor that holds any Registrable Securities, (2) any Person who holds Registrable Securities with an aggregate approximate fair market value (which, solely in the case of a Registrable Security listed on a national securities exchange, shall be determined by reference to the closing price per security of the Registrable Security on the NASDAQ Global Market or other national securities exchange on which the Registrable Security is then traded on the Business Day immediately prior to the date of the Holder’s acquisition of the Registrable Security) of at least $7.5 million at the time such Person acquired any Registrable Security it then holds, except for any Registrable Securities acquired through a Transfer that was in violation of Section 2.6 of the Stockholders Agreement and (3) any Person to whom an Investor has Transferred Purchased Shares and New Securities (if any) pursuant to a Tag-Along Transfer (as defined in the Stockholders Agreement) under Section 2.5 of the Stockholders Agreement if the transfer of similar registration rights held by the Thomas Stockholder (as defined in the Stockholders Agreement) is a condition of such Tag-Along Sale.
“Purchased Shares” means the 8,695,653 shares of Common Stock originally issued to the Investors at the Closing Date under the Common Stock Purchase Agreement, including any securities into which such securities may be hereafter converted or exchanged, and owned by the Holders from time to time.
“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act pursuant to Section 2 of this Agreement covering the Registrable Securities.
“Registrable Securities” shall mean (i) the Purchased Shares, (ii) the Current Shares, (iii) New Securities that were acquired pursuant to Section 2.10 of the Stockholders Agreement and (iv) any securities of any kind whatsoever which may be hereafter issued in respect of, in exchange for, or upon conversion of, the securities referenced in clauses (i), (ii) and (iii) above by way of a merger, consolidation, stock split, stock dividend, spin-off, split-off, recapitalization of the Company or otherwise. As to any particular outstanding Registrable Securities, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the offer and sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities may be freely distributed by the Holder thereof in a public offering or otherwise without the need for registration or qualification of such securities under the Securities Act or any similar state law then in force in light of legal requirements or market conditions and without any restriction on the volume or the manner of sale or any other limitations under Rule 144 (or any successor provision) under the Securities Act, (iv) such securities shall have ceased to be outstanding, or (v) the Holder thereof shall agree in writing that such Registrable Security shall no longer be a

Registrable Security.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Selling Holder” shall mean a Holder selling or distributing Registrable Securities pursuant to this Agreement.
“Stockholders Agreement” shall mean that certain Stockholders’ Agreement, dated as of May 29, 2012, by and among the Company, the Investors, and the other stockholders parties thereto.
2.    Resale Registration.
(a)    Mandatory Resale Registration.

(i)
On or prior to the 60th day immediately prior to the Effectiveness Deadline, the Company shall file with the SEC (x) a Registration Statement on Form S-3 or (y) if the Company is not then permitted to file a Registration Statement on Form S-3, a shelf Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act) covering the resale by the Holders of the Registrable Securities then held by the Holders (the “Mandatory Resale Registration”). The Company shall use commercially reasonable efforts to have the Registration Statement declared effective no later than the Effectiveness Deadline. No later than 9:30 a.m. Pacific Standard Time on the first Business Day following the Effective Date, the Company shall notify the Holders of the effectiveness of the Registration Statement and, no later than the second Business Day following the Effective Date, the Company shall file with the SEC, in accordance with Rule 424 under the Securities Act, the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(ii)
The Registration Statement filed with respect to the Mandatory Resale Registration shall be made in the form of a “shelf” registration statement pursuant to Rule 415 under the Securities Act, and shall permit the Holders to sell on a continuous or delayed basis all Registrable Securities registered thereunder, in open market, privately negotiated, brokerage transactions and underwritten transactions or as otherwise reasonably requested by the Holders, subject as necessary to the preparation and filing of applicable prospectus supplements to such Registration Statements under the Securities Act.

(b)    Registration of New Securities.

(i)
With respect to New Securities purchased by a Holder after the Effective Date of the Registration Statement pursuant to Section 2(a), any Holder or Holders may request in writing that the Company effect a resale shelf registration under the Securities Act on Form S-3 or if the Company is not then permitted to file a Registration Statement on Form S-3, a resale shelf Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act) of any or all New Securities then held by such Holder or Holders (a “New Securities Demand Resale Registration”), provided that the Company shall not be obligated to file or effect New Securities Demand Resale Registration until receipt of the written request of a Holder or Holders holding New Securities with an aggregate fair market value (which in the case of a Registrable Security listed on a national securities exchange, shall be determined by reference to the closing price per share or unit of the Registrable Security on the NASDAQ Global Market or other national securities exchange on which the Registrable Security is then traded on the Business Day immediately prior to the date of such written request) of at least $10.0 million. The Company shall use commercially reasonable efforts to have the Registration Statement with respect to such New Securities Demand Resale Registration filed no later than 45 calendar days after the date of such written request and declared effective no later than 85 calendar days after the filing of the registration statement.

The Company shall be obligated to effect unlimited Registration Statements pursuant to this Section 2(b)(i) subject to the conditions set forth herein.

(ii)
Within 10 calendar days after receipt of a written request for a New Securities Demand Resale Registration from Holders holding New Securities in excess of the market value threshold set forth in Section 2(b)(i), the Company shall give written notice of such requested registration to all other Holders of Registrable Securities who may have registration rights with respect to New Securities and may include as part of such New Securities Demand Resale Registration all other securities with respect to which the Company has received written requests for inclusion therein within 10 calendar days after the date the Company’s notice is sent to such Holders.

(c)    Selection of Underwriters and Counsel. If, after the Effective Date, the Holder or Holders of Registrable Securities having an aggregate fair market value (which in the case of a Registrable Security listed on a national securities exchange, shall be determined by reference to the closing price per share or unit of the Registrable Security on the NASDAQ Global Market or other national securities exchange on which the Registrable Security is then traded on the Business Day immediately prior to the date of such written request for registration)

of at least $20.0 million desires to sell such Registrable Securities in the form of an underwritten offering pursuant to Registration Statements required to be filed pursuant to Section 2(a) or Section 2(b) of this Agreement, such Holder or Holders will select and obtain the services of the investment banker or investment bankers and manager or managers that will administer the offering and the counsel to such investment bankers and managers; provided that such investment bankers, managers and counsel must be reasonably satisfactory to the Company.
(d)    Piggyback Registration.

(i)
If at any time on or after 24 months after the Closing Date, the Company proposes to file a registration statement under the Securities Act with respect to an offering for its own account of any class of its equity securities (other than a registration statement on Form S-8 (or any successor form), Form S-4 (or any successor form) or any other registration statement relating solely to employee benefit plans or filed in connection with an exchange offer, a transaction to which Rule 145 (or any successor provision) under the Securities Act applies, or an offering of securities solely to the Company’s existing stockholders (each such registration statement, an “Excluded Registration”)) (each such registration statement, other than an Excluded Registration, a “Piggyback Registration Statement”), then the Company shall in each case give written notice of such proposed filing to the Holders as soon as practicable (but no later than 25 calendar days) before the anticipated filing date, and such notice shall offer each Holder the opportunity to register such number of shares of Registrable Securities (other than any Registrable Securities for so long as they are Restricted Investor Shares (as defined in the Stockholders Agreement)) as such Holder may request under such Piggyback Registration Statement. Each Holder desiring to have Registrable Securities included in such Piggyback Registration Statement shall so advise the Company in writing within 10 Business Days after the date on which the Company’s notice is so given, setting forth the number of shares of Registrable Securities for which registration is requested. If the offering is to be an underwritten offering, the Company shall, subject to the further provisions of this Agreement, use reasonable efforts to cause the managing underwriter or underwriters to permit the Holders of the Registrable Securities requested to be included in the Piggyback Registration Statement for such offering to include such Registrable Securities in such offering on the same terms and conditions as any similar securities of the Company included therein. The right of each Holder to registration pursuant to this Section 2(d)(i) in connection with an underwritten offering shall, unless the Company otherwise assents, be conditioned upon such Holder’s participation as a seller in such underwritten offering and its execution of an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company.

(ii)
Notwithstanding the provisions of Section 2(d)(i), if the managing underwriter or underwriters of any such offering under a Piggyback Registration Statement advise the Company in writing that in its or their good faith judgment the marketability of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included either because of (A) the kind of securities that the Company, the Holders and any other person or entities intend to include in such offering or (B) the size of the offering that the Company, the Holders and any other persons or entities intend to make, then (1) if the size of the offering is the basis of such managing underwriter’s or underwriters’ opinion, the Company shall have first priority to include all of the equity securities it proposes to offer and sell, and the number of Registrable Securities to be registered and offered for the accounts of Holders shall be reduced pro rata on the basis of the number of securities requested by such Holders to be registered and offered to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters (provided that if securities are being registered and offered for the account of persons or entities other than the Company, such reduction shall not be proportionally greater than any similar reductions imposed on such other persons or entities) and (2) if the kind of securities to be offered is the basis of such managing underwriter’s or underwriters’ opinion, (x) the Registrable Securities to be included in such registration and offering shall be reduced as described in clause (1) above or (y) if the actions described in (x) would, in the good faith judgment of the managing underwriter or underwriters, be insufficient to substantially eliminate the material and adverse effect on the marketability of the offering that inclusion of a particular kind of Registrable Securities requested to be included would have on such offering, such particular kind of Registrable Securities will be excluded entirely from such registration and offering.

3.    Registration Procedures. In connection with the registrations in Section 2 hereof, the Company shall use commercially reasonable efforts to effect the registration of such Registrable Securities in accordance with the terms of Section 2 and subject to the proviso contained in Section 3(a) hereof, and in connection with such registration, the Company shall:
(a)    In connection with a Mandatory Resale Registration or New Securities Demand Resale Registration, prepare and file with the SEC a Registration Statement on Form S-3 or Form S-1 or any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale or distribution of such Registrable Securities in accordance with the intended method of distribution thereof, and use commercially reasonable efforts to cause such Registration Statement to become effective prior to the Effectiveness Deadline for a Mandatory Resale Registration and prior to the end of the period specified in Section 2(b)(i) for a New Securities Demand Resale Registration; provided that if the Company shall furnish to the Holders a certificate signed by either the chief executive officer or the chief financial officer of the Company stating that in the good faith judgment of the Company’s board of directors, the filing of such Registration Statement would reasonably be expected to materially adversely affect or materially interfere with any material financing of the Company or any material transaction under consideration by the Company or would otherwise require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would materially adversely affect the Company or the Company’s ability to pursue or complete the proposed financing or transaction, and explaining the reasons therefor and an approximation of the anticipated delay, the Company shall have an additional period of not more than 75 calendar days in the aggregate within which to file such Registration Statement and have such Registration Statement declared effective by the SEC.
(b)    Before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review and comment of such counsel. After the filing of the Registration Statement, the Company shall promptly notify each Selling Holder of any stop order issued or, to the knowledge of the Company, threatened by the SEC and take all reasonable actions to prevent the entry of such stop order or to remove it if entered (and the period during which the Company shall be required to keep a registration statement effective as provided in this Section 3 shall be extended by the number of calendar days the registration statement was not available).
(c)    in connection with a Mandatory Resale Registration or New Securities Demand Resale Registration pursuant to Sections 2(a) or 2(b) hereof, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective until all Registrable Securities covered by such Registration Statement have been sold or are no longer Registrable Securities hereunder, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such Registration Statement (this obligation shall include filing additional shelf Registration Statements, if necessary);
(d)    as soon as reasonably practicable, furnish to each Selling Holder, prior to filing a Registration Statement, copies of such Registration Statement as proposed to be filed and thereafter furnish to such Selling Holder such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including any preliminary prospectus, any summary prospectus and any issuer free writing prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;
(e)    use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any

Selling Holder reasonably (in light of such Selling Holder’s intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the Company shall not be required to (i) qualify generally to do business or file a general consent to service of process in any jurisdiction or (ii) take any action that would subject itself to taxation in any such jurisdiction;
(f)    promptly notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event known to the Company requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers or recipients of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and to amend or supplement such registration statement relating to such Registrable Securities as soon as practicable and promptly make available to each Selling Holder any such supplement or amendment;
(g)    in connection with a underwritten distribution permitted pursuant to Section 2(c) hereof, enter into an underwriting agreement in customary form (which shall include a customary “lock-up” provision in which the Company agrees that it will not offer, sell or solicit offers to purchase Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock for a period of no more than 90 calendar days after the initial sale of securities in such offering (plus up to an additional 34 calendar days in certain circumstances relating to the timing of earnings or other material news releases), subject to reasonable and customary exceptions), the form and substance of such underwriting agreement being subject to the reasonable satisfaction of the Company, the underwriters in such offering and the Selling Holders of a majority of the Registrable Securities to be sold in connection with such underwritten offering, and use commercially reasonable efforts to cause each of the Company’s executive officers, directors and Thomas Stockholders (as defined in the Stockholders Agreement) to execute a customary “lock-up” agreement reasonably requested by the underwriters in such underwritten offering for a period of no more than 90 calendar days after the initial sale of securities in such offering (plus up to an additional 34 calendar days in certain circumstances relating to the timing of earnings or other material news releases), subject to reasonable and customary exceptions;
(h)    make available for inspection by any Selling Holder, any underwriter participating in any sale or distribution pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter (collectively, the “Inspectors”) all financial and other records, pertinent corporate documents and properties of the Company and any other customary documents or information reasonably requested (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers and employees to supply all information reasonably requested for such purpose by any such Inspector in connection with such

Registration Statement, and to respond to such inquiries as shall be reasonably necessary, in the opinion of respective counsel to such Inspectors, to conduct a reasonable investigation within the meaning of the Securities Act, and permit the Inspectors to participate in the preparation of such Registration Statement and any prospectus contained therein and any amendment or supplement thereto and to require the insertion therein of material furnished to the Company in writing relating to a Selling Holder or its plan of distribution, which in the reasonable judgment of the Selling Holder and its counsel should be included; provided that the Company shall have no obligation to permit such access to the Records or its officers or employees in a manner that would unreasonably disrupt the normal conduct of its business operations;
(i)    in the event such sale is pursuant to an underwritten offering pursuant to and permitted by Section 2(c) of this Agreement, use its commercially reasonable efforts to obtain (a) a comfort letter or letters from the Company’s independent public accountants and (b) a legal opinion or opinions of the counsel to the Company, each in customary form and covering such matters of the type customarily covered by comfort letters and opinions, respectively, as the managing underwriter or any Selling Holder reasonably requests and is reasonably agreed to by such independent public accountants and legal counsel, including having such comfort letter and opinion addressed to the Selling Holders;
(j)    promptly notify each Selling Holder (a) when a Registration Statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (b) of any written comments from the Commission with respect to any filing referred to in clause (a) above and of any written request by the Commission for amendments or supplements to such Registration Statement or prospectus; and (c) of the receipt by the Company of any notification with respect to the suspension of the qualification or registration of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;
(k)    cause all Registrable Securities covered by a Registration Statement to be listed, upon official notice of issuance, on the NASDAQ Global Market or any other national securities exchange on which any of the securities of the same class as the Registrable Securities are then listed
(l)    provide a transfer agent and registrar and a CUSIP number for all Registrable Securities covered by a Registration Statement not later than the effective date of such Registration Statement;
(m)    in the event such sale is pursuant to an underwritten offering permitted by and pursuant to Section 2(c) of this Agreement, use its commercially reasonable efforts to make available the executive officers of the Company to participate with the Holders and any underwriters in “road shows” or other customary selling efforts in an underwritten public offering that may be reasonably requested by the Holders in connection with such offering, provided that the timing and schedule of such participation does not unreasonably interfere with such executive officers’ ordinary and necessary duties to the Company; and
(n)    otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, pursuant to Rule 158 (or any successor provision) under the Securities Act).
Upon receipt of any notice from the Company of the occurrence of any event of the kind described in subsection (f) hereof, such Selling Holder shall forthwith discontinue all offerings, sales and other dispositions of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (f) hereof. In the event the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including the period referred to in subsection (c) hereof) by the number of calendar days during the period from and including the date of the giving of such notice pursuant to subsection (f) hereof to and including the first date on which each Selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (f) hereof. Each Selling Holder shall notify the Company if any event relating to such Selling Holder occurs which would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
4.    Information from and Certain Covenants of Holders of Registrable Securities. Notices and requests delivered to the Company by Holders for whom Registrable Securities are to be registered pursuant to this Agreement shall contain such information regarding the Registrable Securities to be so registered, the Holder and the intended method of disposition of such Registrable Securities as shall reasonably be required in connection with the actions contemplated to be taken pursuant to this Agreement. Any Holder whose Registrable Securities are included in a Registration Statement pursuant to this Agreement shall exercise all consents, powers of attorney, Registration Statements and other documents reasonably required in customary form to be executed by it in order to cause such Registration Statement to become effective, including without limitation selling stockholder questionnaires necessary to include the required selling stockholder information under Item 507 of Regulation S-K under the Securities Act and any required information reasonably necessary for customary submission and clearance of the Registration Statement by the Financial Industry Regulatory Authority (“FINRA”). The Company’s obligations under Section 2 and Section 3 hereof are expressly conditioned upon, and subject to the timely receipt of, the information and documents of the Holders reasonably required under this Section 4.
5.    Registration Expenses.
(a)    All Registration Expenses (as defined herein) will be borne by the

Company. Underwriting discounts and commissions applicable to the sale of Registrable Securities shall be borne by the Holder of the Registrable Securities to which such discount or commission relates.
(b)    As used herein, the term “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with this Agreement (whether or not the registration in connection with which such expenses are incurred ultimately becomes effective), including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, the fees and expenses incurred in connection with the listing or admission for quotation of the securities to be registered on any securities exchange or quotation system and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), the fees and expenses of other persons retained by the Company, and the reasonable fees and expenses of no more than one counsel acting on behalf of the Selling Holders.
(c)     Notwithstanding the provisions of this Section 5 or this Agreement to the contrary, in the event that the Company shall include any Current Shares in any Registration Statement filed under this Agreement, the Selling Holders shall be responsible for the payment of any filing fees required by the SEC and FINRA or any blue sky costs.
6.    Indemnification; Contribution.
(a)    Indemnification by the Company. In connection with any offering of Registrable Securities pursuant to this Agreement, the Company shall indemnify and hold harmless each Selling Holder, and its respective officers, directors, trustees, partners (limited and general), members, managers, shareholders, employees and agents, and each person, if any, who controls within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act such Selling Holder, and the respective officers, directors, trustees, partners (limited and general), members, managers, shareholders, employees and agents of each such controlling person, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable fees and disbursements of counsel) arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein) or prospectus relating to Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, summary prospectus, or issuer free writing prospectus relating to Registrable Securities, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities or “blue sky” laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any other Holder and shall survive the transfer of such securities. In connection with any underwritten offering of Registrable Securities registered pursuant to this Agreement, the Company shall cause to be included in any underwriting agreement with the underwriters of such offering provisions indemnifying and providing for contribution to such underwriters and their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 6 indemnifying and providing for contribution to the Selling Holders.
(b)    Indemnification by Holders of Registrable Securities. In connection with any offering of Registrable Securities pursuant to this Agreement, each Selling Holder shall, severally and not jointly, indemnify and hold harmless the Company, and its officers, directors, shareholders, employees and agents, and each person, if any, who controls within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act the Company, and the respective officers, directors, trustees, partners (limited and general), members, managers, shareholders, employees and agents of each such controlling person, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable fees and disbursements of counsel) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or incorporated by reference therein) or prospectus relating to Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, summary prospectus, or issuer free writing prospectus relating to Registrable Securities, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that (i) such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for use therein and (ii) no Selling Holder shall be liable for any indemnification under this Section 6 in an aggregate amount which exceeds the total net proceeds received by such Selling Holder from such offering. In connection with any underwritten offering of Registrable Securities registered pursuant to this Agreement, each Selling Holder shall cause to be included in any underwriting agreement with the underwriters of such offering provisions indemnifying and providing for contribution to such underwriters, their officers and directors and each person who controls such underwriters on substantially the same basis as the provisions of this Section 6  indemnifying and providing for contribution to the Company.
(c)    Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any indemnified party hereunder in respect of which indemnity may be sought from an indemnifying party hereunder, (i) promptly after receipt by the indemnified party of notice of the commencement of such action or proceeding, such indemnified party shall give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice, and (ii) such indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party, and shall assume the payment of all expenses. Such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to such indemnified party, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party, which firm shall be designated in writing by such indemnified party and reasonably satisfactory to the indemnifying party). The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld.
(d)    Contribution. If the indemnification provided for in this Section 6 is unavailable to the Company or the Selling Holders in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of each such party in connection with such statements or omissions or alleged statements or omissions, as well as any other relevant equitable considerations. The relative fault of each such party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Such contribution shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any other Holder and shall survive the transfer of such securities. The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claims. Notwithstanding the provisions of this Section 6(d), no Selling Holder shall be required to contribute an amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such Selling Holder exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.
7.    Reports Under Exchange Act. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
(a)    Make and keep current public information available, as those terms are understood and defined in SEC Rule 144, at all times after the Effective Date of the Registration Statement, so long as the Company is subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;
(b)    File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(c)    Furnish to any Holder, so long as the Holder owns Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
8.    Lock-Up Arrangements. In consideration of the covenants and agreements of the Company contained herein, each Holder agrees that, in connection with any offering by the Company of its securities, whether for the account of the Company, any Holder, or any other holder of securities of the Company, such Holder shall, with respect to any Registrable Securities then held by such Holder which is not included in such offering, execute a customary “lock-up” agreement reasonably requested by the Company or, if such offering is an underwritten offering, by the underwriters in such offering; provided that the period of such agreement shall not exceed 90 calendar days (plus up to an additional 24 calendar days in certain circumstances relating to the timing of earnings or other material news releases) after the initial sale of securities in such offering.
9.    Other Registration Rights. Nothing herein shall prohibit the Company from granting to any Person the right to cause the Company to register any securities of the Company under the Securities Act; provided, however, that the Company shall not grant any such right that conflicts with the rights of the Holders under this Agreement or otherwise materially limits or reduces such rights.
10.    Miscellaneous.
(a)    Effectiveness. This Agreement shall become effective on the date on which the purchase and sale of Common Shares pursuant to the Common Stock Purchase Agreement first occurs.
(b)    Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including to any Person who falls within the definition of Holder.
(c)     No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable rights hereunder.
(d)    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Nothing herein shall be deemed to limit or otherwise reduce any other registration or similar right provided in connection with an issuance of New Securities.
(e)    Amendment. This Agreement may not be amended except by an instrument signed by the parties hereto.
(f)    Waivers. Either party hereto may (i) extend the time for the performance of any of the obligations or other act of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein, or (iii) waive compliance with any of the agreements contained herein. No waiver of any term shall be construed as a waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any party to assert any of its rights hereunder will not constitute a waiver of any such rights; provided, however, that any waiver of any such rights or actions hereunder by a party that continues at least twelve months after written notice from the another party expressly requesting permanent waiver with respect thereto, shall not be thereafter asserted by the party so waiving or failing to exercise such rights hereunder, unless such party objects to such permanent waiver by written notice. Except as otherwise provided herein all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
(g)    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction in such manner as will effect as nearly as lawfully possible the purpose and intent of such invalid, illegal or unenforceable provision.
(h)    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
(i)    Notices. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete (i) if hand delivered, on the date of delivery, (ii) if by telecopier, upon receipt of oral or electronic confirmation that such transmission has been received, (iii) if by mail, on the sixth Business Day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid, or (iv) if sent by FedEx or equivalent courier service, on the next Business Day. Such notices shall be addressed to the parties at the following addresses or at such other address for a party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

If to Investors:	c/o Madison International Realty
410 Park Avenue, 10th Floor
New York, NY 10022
Attention: Ronald Dickerman, Brad Carroll and
Carey Flaherty
Phone: (212) 688-8777
Fax: (212) 688-8774

If to the Company:	Thomas Properties Group, Inc.
515 South Flower Street, Sixth Floor
Los Angeles, CA 90071
Attention: James A. Thomas and Paul S. Rutter
Phone: (213) 613-1900
Fax: (213) 633-4760

(j)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without giving effect to the principles of conflict of laws of such State.
(k)    Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY

THOMAS PROPERTIES GROUP, INC.

By:	/s/ James A. Thomas
Name: James A. Thomas
Title: President and Chief Executive
Officer

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of tile date first written above.

INVESTOR

MIRELF IV TPGI, LLC
By:	MIRELF IV US Investments AIV LP, its
managing member

By:	Madison International Holdings IV, LLC, its
general partner

By:	/s/ Ronald Dickerman
Name: Ronald Dickerman
Title: Managing Member

Address:	Madison International Realty
Attention: Ronald Dickerman,
Brad Carroll and Carey Flaherty
410 Park Avenue, 10th Floor
New York, New York 10022
Phone : (212) 688-8777
Fax : (212) 688-8774

INVESTOR

MIRELF IV TPGI II, LLC
By:	MIRELF IV US Investments II AIV LP, its
managing member

By:	Madison International Holdings IV, LLC, its
general partner

By:	/s/ Ronald Dickerman
Name: Ronald Dickerman
Title: Managing Member

Address:	Madison International Realty
Attention: Ronald Dickerman,
Brad Carroll and Carey Flaherty
410 Park Avenue, 10th Floor
New York, New York 10022
Phone : (212) 688-8777
Fax : (212) 688-8774